EMPLOYMENT AGREEMENT
EMPLOYMENT AGREEMENT, dated as of October 16, 2017 (the “Employment Agreement”), by and between BakerCorp, a Delaware corporation (the “Company”), and Michael J. Henricks (the “Executive”).
WHEREAS, the Company desires to employ the Executive as Chief Financial Officer of the Company and wishes to acquire and be assured of his services on the terms and conditions hereinafter set forth; and

WHEREAS, the Executive desires to be employed by the Company as Chief Financial Officer of the Company and to perform and to serve the Company on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other valid consideration, the sufficiency of which is acknowledged, the parties hereto agree as follows:
Section 1.Employment.
1.1.    Term. Subject to Section 3 hereof, the Company agrees to employ the Executive, and the Executive agrees to be employed by the Company, in each case pursuant to this Employment Agreement, for a period commencing on October 23, 2017 (the “Effective Date”) and ending on the fifth anniversary of the Effective Date (the “Initial Term”); provided, however, that the period of the Executive’s employment pursuant to this Employment Agreement shall be automatically extended for successive one-year periods thereafter (each, a “Renewal Term”), in each case unless either party hereto provides the other party hereto with written notice that such period shall not be so extended at least 30 days in advance of the expiration of the Initial Term or the then-current Renewal Term, as applicable (the Initial Term and any Renewal Term, collectively, the “Term”). Each additional one-year Renewal Term shall be added to the end of the next scheduled expiration date of the Initial Term or Renewal Term, as applicable, as of the first day after the last date on which notice may be given pursuant to the preceding sentence. The Executive’s period of employment pursuant to this Employment Agreement shall hereinafter be referred to as the “Employment Period.”
1.2.    Duties. During the Employment Period, the Executive shall serve as the Company’s Chief Financial Officer and such other positions as an officer or director of the Company and such affiliates of the Company as the Executive and the board of directors (the “Board”) of BakerCorp International Holdings, Inc. (“Parent”) shall mutually agree from time to time, and shall have the customary duties associated with such positions. The Executive shall report directly to the Chief Executive Officer of the Company. The principal place of employment, and principal office, shall be in the Plano, Texas corporate headquarters, although Executive acknowledges that a core function of his duties will require him to spend a portion of his working time traveling on Company business (e.g., visiting Company branch locations in the United States, Canada and Europe, the corporate office in Seal Beach, California, and customer locations).

1.3.    Exclusivity. During the Employment Period, the Executive will devote substantially all of the Executive’s business time, attention and energies to the performance of the Executive’s duties hereunder. Consistent with the foregoing obligation, during the Employment Period, the Executive shall not without the prior written consent of the Board, which the Board may grant or withhold in its sole discretion: (i) accept any other employment; (ii) serve on the board of directors or similar body of any other business entity; or (iii) engage, directly or indirectly, in any other business activity (whether or not pursued for pecuniary advantage) that, solely in the case of clause (iii), is or may be competitive with, or that might place Executive in a competing position to that of, the Company Group (as hereinafter defined). The term “Company Group” means individually and collectively Parent and each of its direct and indirect subsidiaries, including, without limitation, the Company. Notwithstanding the foregoing, nothing herein shall prevent the Executive from (x) serving on the boards of directors of non-profit organizations, (y) participating in charitable, civic, educational, professional, community or industry affairs and (z) managing the Executive’s passive personal investments so long as such activities in the aggregate do not interfere or conflict with the Executive’s duties hereunder or create a potential business or fiduciary conflict.
1.4.    Payment of Taxes. To the extent that any taxes become payable by the Executive by virtue of any payments made to, or benefits conferred upon, the Executive by the Company, the Company shall not be liable to pay or obligated to reimburse the Executive for any such taxes or to make any adjustment under this Employment Agreement except as otherwise expressly set forth herein, and any payments otherwise due under this Employment Agreement to the Executive shall be reduced by any required withholding for federal, state and/or local taxes and other appropriate payroll deductions.
Section 2.Compensation.
2.1.    Salary. As compensation for the performance of the Executive’s services hereunder, during the Employment Period, the Company shall pay to the Executive a salary at an annual rate of $340,000 payable in accordance with the Company’s standard payroll policies (the “Base Salary”). The Base Salary will be reviewed annually and may be adjusted upward (but not downward) by the Board (or a committee thereof) in its sole discretion.
2.2.    Annual Bonus. For each fiscal year of the Company ending during the Employment Period, the Executive shall be eligible for a potential award of additional compensation (the “Annual Bonus”) to be based upon such objectively determinable Company performance criteria for each such fiscal year as determined by the Board in the best interests of the Company (the “Performance Goals”). The Executive’s target Annual Bonus opportunity for each fiscal year that ends during the Employment Period shall equal 100% of the Base Salary (the “Target Annual Bonus Opportunity”) (which shall be pro-rated for any fiscal year not falling entirely within the Employment Period). The amount paid will depend on the extent to which the Performance Goals are achieved or exceeded. The Annual Bonus shall be paid within two and one-half months after the end of the Company’s fiscal year, subject to the Executive’s continued employment through the date of payment, except to the extent expressly provided herein. The Annual Bonus shall be paid in cash.

2.3.    Initial Stock Option Grant. As soon as reasonably practicable following the completion of the refinancing, Parent shall grant to the Executive an option to purchase shares of common stock of Parent with a value of $5,000,000 (with the actual number of shares of common stock of Parent underlying the option grant to be determined following the refinancing at the discretion of the Board based on the “base case target” as previously communicated to the Executive), pursuant to an option agreement between Parent and the Executive, substantially in the form attached hereto as Exhibit B.  The foregoing grant shall be subject to the Board’s approval following the completion of the refinancing.
2.4.    Employee Benefits. During the Employment Period, the Executive shall be eligible to participate in such health and other group insurance and other employee benefit plans and programs of the Company as in effect from time to time on the same basis as other senior executives of the Company.
2.5.    Vacation. During the Employment Period, the Executive shall be entitled to four weeks vacation per fiscal year in accordance with the Company’s policy on accrual and use applicable to employees as in effect from time to time. The number of vacation days is prorated for the first and last fiscal years of employment, and shall be determined by multiplying 20 by a fraction, the numerator of which is the number of days the Executive is employed by the Company during the applicable year and the denominator of which is 365.
2.6.    Business Expenses. The Company shall pay or reimburse the Executive, upon presentation of documentation, for all commercially reasonable business out-of-pocket expenses that the Executive incurs during the Employment Period in performing his duties under this Employment Agreement provided that all such expenses are in accordance with the expense reimbursement policy of the Company as approved by the Board (or a committee thereof) and in effect from time to time.
Section 3.Employment Termination.
3.1.    Termination of Employment. The Company may terminate the Executive’s employment hereunder for any reason during the Term, and the Executive may voluntarily terminate his employment hereunder for any reason during the Term, in each case (other than upon a termination by the Company for Cause, as defined below) at any time upon not less than 30 days’ notice to the other party (the date on which the Executive’s employment terminates for any reason is herein referred to as the “Termination Date”). Upon the termination of Executive’s employment with the Company for any reason, the Executive shall be entitled to (i) payment of any Base Salary earned but unpaid through the Termination Date, (ii) any vested benefits to the extent provided under the applicable terms of applicable Company arrangements and (iii) any unreimbursed expenses in accordance with Section 2.6 hereof (collectively, the “Accrued Amounts”). It is specifically understood and agreed by the parties to this Employment Agreement that the Company’s obligations under this Section 3 constitute good and valuable consideration for the covenants made by the Executive in favor of the Company under this Employment Agreement, including, without limitation, Section 4 hereof.

3.2.    Termination due to Death or Disability. If the Executive’s employment is terminated due to the Executive’s death or Disability (as defined below), in addition to the Accrued Amounts, the Company shall pay to the Executive or the Executive’s estate, as applicable, a pro-rata bonus for the fiscal year of termination, equal to the Executive’s Target Annual Bonus Opportunity, multiplied by a fraction, the numerator of which is the number of days the Executive is employed by the Company during the applicable fiscal year prior to and including the Termination Date and the denominator of which is 365 (the “Pro-Rata Bonus”). The Pro-Rata Bonus shall be paid within 30 days following the Termination Date.
3.3.    Termination by the Company other than for Cause, Death or Disability; Termination by the Executive for Good Reason. If the Executive’s employment is terminated (i) by the Executive by Voluntary Resignation for Good Reason, each as defined below (provided that the Executive has complied with the Notice of Resignation requirement set forth in Section 5.7 hereof) or (ii) by the Company without Cause (which shall include a Company non-renewal of this Employment Agreement in accordance with Section 1 hereof, provided, that, the Executive has continued employment to the end of the Term and resigns within ten days following the end of the Term), in addition to the Accrued Amounts, the Company shall pay to the Executive (A) a Pro-Rata Bonus and (B) an amount per month equal to one-twelfth of the Executive’s Base Salary for the 12-month period following the Termination Date (the “Severance Benefits Period”); provided, that, if such termination occurs within the one-year period following a Change in Control (as defined below), in lieu of the Base Salary continuation described in this clause (B), the Executive shall be entitled to such amount in a lump sum (the “Severance Amount”). The Executive and the Executive’s dependents shall also be entitled to health benefits (including medical, dental and vision benefits) under the Company’s benefit plans for the Severance Benefits Period, subject to earlier termination of such benefits if the Executive ceases to be eligible for continuation coverage pursuant to Section 4980B of the Internal Revenue Code of 1986, as amended (“COBRA”) on similar terms and conditions applicable to the Executive immediately prior to the Termination Date; provided, that, such continuation coverage shall be paid for by the Executive as to the employee paid portion of the premium and by the Company as to the Company paid portion of the premium, as in effect for similarly situated employees under the Company’s benefit plans for active employees as of the Termination Date. Executive shall only be entitled to reimbursement for the costs of such continuation coverage as provided herein, if the Executive was participating in the Company’s benefit plans for active employees immediately prior to the Termination Date. The Executive shall be fully liable for the “employee paid” portion of any applicable premium (as are similarly situated active employees) under the benefit plans for which Executive has elected COBRA coverage. The Company paid portion of any applicable premium under the benefits plans for which Executive has elected COBRA coverage shall be paid in a lump sum payment by the Company to the Executive within the 30-day period following the Termination Date, shall be taxable income to the Executive and shall equal the Company paid portion of such applicable premiums for the entire Severance Benefits Period, regardless of any subsequent early termination of the Executive’s COBRA coverage. The Executive shall then be solely responsible for enrolling in and paying for such COBRA coverage. The period of such continued coverage shall be credited against the Company’s obligation to permit the Executive to elect continuation coverage under Section 601 of the Employee Retirement Income Security Act of 1974, as amended, and any similar state law, under COBRA, and any similar state law (the “Continued Medical Benefits”). The Company’s obligations under this Section 3.3 are collectively referred to as the “Severance Benefits.” Notwithstanding any provision to the contrary herein, and without limitation of any remedies to which the Company may be entitled, (i) the Severance Amount shall be paid, or commence to be paid, as applicable, within the 30-day period following the Termination Date, provided, that, the Executive signs and delivers to the Company the release attached hereto as Exhibit A (the “Release”) and the period (if any) during which the Release can be revoked expires within such 30-day period; provided, further, that, if such 30-day period spans two calendar years, payment of the Severance Amount shall be paid, or commence to be paid, as applicable, in the second calendar year. The Executive specifically acknowledges that the Executive’s entering into this Employment Agreement and payment by the Company of the Severance Benefits constitutes good and valuable and otherwise sufficient consideration for the Executive’s execution and delivery of the Release.
3.4.    Voluntary Resignation other than for Good Reason; Termination by the Company for Cause. If the Executive’s employment with the Company is terminated (i) by the Executive by Voluntary Resignation other than for Good Reason or (ii) by the Company for Cause, the Company shall pay to the Executive the Accrued Amounts.
3.5.    No Mitigation or Set-Off. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Employment Agreement, nor shall the amount of any payment hereunder be reduced by any compensation earned by the Executive as a result of employment or other service by a subsequent employer or service recipient. The Company’s obligations to pay the Executive amounts hereunder shall not be subject to set-off, counterclaim or recoupment of amounts owed by the Executive to the Company or any of its affiliates.
Section 4.Restrictive Covenants.
4.1.    Non-Disclosure of Confidential Information.
(a)    “Confidential Information” means proprietary and confidential information regarding the Company Group that is not generally available to the public, including (to the extent that it is not so generally available): (1) information regarding the Company Group’s business, operations, financial condition, customers, vendors, sales representatives and other employees; (2) projections, budgets and business plans regarding the Company Group; (3) information regarding the Company Group’s planned or pending acquisitions, divestitures or other business combinations; (4) the Company Group’s trade secrets and proprietary information; and (5) the Company Group’s technical information, discoveries, inventions, improvements, techniques, processes, business methods, equipment, algorithms, software programs, software source documents and formulae. For purposes of the preceding sentence, information is not treated as being generally available to the public if it is made public by the Executive in violation of this Employment Agreement.
(b)    During the Term and at all times thereafter, (i) the Executive must maintain all Confidential Information in confidence and must not disclose any Confidential Information to anyone outside of the Company Group; and (ii) the Executive must not use any Confidential Information for the benefit of the Executive or any third party. Nothing in this

Employment Agreement, however, prohibits the Executive from: (1) disclosing any information (or taking any other action) in furtherance of the Executive’s duties to the Company Group while employed by the Company Group; or (2) disclosing Confidential Information to the extent required by law (after giving prompt notice to the Company in order that the Company Group may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such information). Upon the Company’s request at any time, and upon the Termination Date, the Executive must immediately deliver to the Company Group all tangible items in the Executive’s possession or control that are or that contain Confidential Information, without keeping any copies.
(c)    The covenants of the Executive under this Section 4.1 are in addition to, and are not intended to limit in any way, the Executive’s duties and obligations to the Company Group under any applicable statutory, civil or common law not to disclose or make personal use of Confidential Information or trade secrets.
4.2.    Non Solicitation, No-Hire and Non-Disparagement:
(a)    For the period beginning on the date of this Employment Agreement and ending two years after the Termination Date (the “Restricted Period”), the Executive covenants and agrees that the Executive shall not, directly or indirectly, as an officer, director, employee, partner, stockholder, member, proprietor, consultant, joint venturer, investor or in any other capacity, (i) solicit any Persons (as such term is defined below) who are, or within the one-year period immediately preceding the Termination Date were, customers of the Company Group, to purchase other than from the Company Group any goods or services sold or provided by the Company Group in relation to the Business (as such term is defined below) or (ii) take any action to discourage any Persons who are, or within the one-year period immediately preceding the Termination Date were, suppliers of the Company Group, from doing business with the Company Group.
(b)    In addition, the Executive covenants and agrees that during the Restricted Period, the Executive shall not, directly or indirectly, as an officer, director, employee, partner, stockholder, member, proprietor, consultant, joint venturer, investor or in any other capacity, hire or solicit to perform services (as an employee, consultant or otherwise) or take any actions which are intended to persuade any termination of association with the Company Group (as applicable) any Persons who are, or within the six-month period immediately preceding the solicitation were, employed by the Company Group at the level of a manager, director (e.g., sales and marketing, business development), vice-president, president or any level more senior than any such level, provided, however, that (A) solicitation or hiring by the Executive of an immediate family member of such Executive shall not constitute a violation of this Section 4.2, and (B) general solicitations of employment published in a journal, newspaper or other publication of general circulation or listed on any internet job site and not specifically directed towards such employees shall not be deemed to constitute solicitation for purposes of this Section 4.2 and the hiring of any person as a result of such permitted solicitations shall not constitute a breach of this Section 4.2.
(c)    The Executive also hereby covenants and agrees that the Executive shall not, directly or indirectly, make (or cause to be made) to any Person any knowingly disparaging, derogatory or other negative statement about the Company Group or any of their officers, directors or employees. The Company covenants and agrees that the directors and senior officers of the Company shall not, directly or indirectly, while employed by the Company Group or serving as a director of any member of the Company Group, as the case may be, make (or cause to be made) to any person or entity any knowingly disparaging, derogatory or other negative statement about the Executive. The foregoing shall not be violated by (i) truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), or (ii) statements that the Executive or the senior officers or directors of the Company in good faith believe are necessary or appropriate to make in connection with their good faith performance of their duties to the Company Group.
4.3.    Reasonableness of Restrictions. The Executive specifically acknowledges and agrees that the time, geographic and activity restrictions (as applicable) set forth in Section 4 of this Employment Agreement are reasonable and properly required for the protection of the Company Group. The Executive further agrees that these restrictions shall be given the construction which renders their provisions enforceable to the maximum extent (but not in excess of their express terms) possible under applicable law. If, however, a court of competent jurisdiction determines that any of the restrictions stated herein are unreasonable or otherwise not enforceable, the parties agree to the reduction of such unenforceable restriction to the maximum time, geographic and activity restriction (as applicable) as such court deems reasonable and otherwise enforceable under the circumstances then existing. Also, if the Company Group seeks partial enforcement of those Sections as to only time, geographic and activity restrictions which are deemed reasonable by a court of competent jurisdiction, then the Company Group shall be entitled to such partial enforcement. If such agreement of reduction or right of partial enforcement is not enforced by a court of competent jurisdiction, then the unenforceable provisions shall be severed in accordance with Section 6.5. The Executive recognizes that any breach of Section 4 will cause irreparable injury to the Company Group and that the actual damages may be difficult to ascertain, and the Executive agrees that money damages may not be an adequate remedy for breach of any such Sections. Therefore, in the event of a breach or threatened breach of any such Sections by the Executive, the Company Group, or their respective successors and assigns may, in addition to other rights and remedies existing in their favor, apply to a court of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any breach of, the provisions hereof without the requirement to post bond. In addition, in the event of a breach by the Executive of such Sections, the covenant period with respect to the Executive and such breached restriction, shall be tolled until such breach is stopped.
4.4.    Other Obligations. Without implication that the contrary would otherwise be true, the Executive’s obligations under Section 4 of this Employment Agreement are in addition to, and not in limitation of, any other obligations that the Executive may have under contract, applicable law or otherwise.
Section 5.Certain Definitions.
5.1.    “Business” means the business (i) of leasing temporary containment equipment, pumps, filtration and shoring equipment and related accessories, (ii) of selling pumps and related accessories, filtration and shoring equipment and (iii) as conducted or contemplated to be conducted (in the case of contemplated conduct, as evidenced by tangible business activities that have been undertaken by any member of the Company Group or actions, activities or plans approved by the Board) by the Company Group on the Termination Date.
5.2.    “Cause” means any of the following, as reasonably determined in good faith by the Board: (i) commission by the Executive of a felony (or a crime involving moral turpitude); (ii) theft, conversion, embezzlement or misappropriation by the Executive of funds or other assets of the Company Group or any other act of fraud or material dishonesty with respect to the Company Group (including acceptance of any bribes or kickbacks); (iii) intentional, grossly negligent or unlawful misconduct by the Executive that causes material harm to the Company Group or exposes the Company Group to a substantial risk of material harm; (iv) the Executive’s violation of a law regarding employment discrimination or sexual harassment; (v) the Executive’s repeated failure to follow the reasonable directives of a supervisor (or the Board – or person(s) exercising a managerial function similar to the Board – of the Executive’s employer within the Company Group) which failure has not been cured by the Executive within 30 days after written notice to the Executive of such failure; (vi) the unauthorized dissemination by the Executive of Confidential Information which causes material harm to the Company Group or exposes the Company Group to material harm; (vii) a material breach of any non-competition, non-solicitation, confidentiality or similar agreement with the Company Group; or (viii) a material breach of this Employment Agreement which breach has not been cured by the Executive within 30 days after written notice to the Executive of such breach (which 30-day cure period shall be required only if such breach is capable of being cured). In the event that the Board believes that Cause may exist, it shall provide the Executive with the opportunity to promptly (and in any event, not later than the date and time specified by the Board in writing for responding to its request for information, which date shall be reasonable given the circumstances that are being evaluated with regard to whether Cause may exist) provide the Board with information relevant to the Board’s ultimate determination as to whether Cause exists.
5.3.    “Change in Control” means any transaction or series of related transactions (including the consummation of a merger, share purchase, recapitalization, redemption, issuance of capital stock, consolidation, reorganization or otherwise) pursuant to which (i) the stockholders of Parent immediately before such transaction own (together with their affiliates), immediately following such transaction, securities representing 50% or less of the combined voting power of the outstanding voting securities of the entity surviving or resulting from such transaction, or (ii) Parent sells all or substantially all of the assets of Parent and its subsidiaries on a consolidated basis; provided, that, for purposes of this Employment Agreement, an event shall not be considered to be a Change in Control unless such event is also a “change in control event” within the meaning of Section 409A of the Internal Revenue Code.
5.4.    “Disability” means that (1) the Executive is suffering from an illness, injury, impairment or other disability that has caused (or the Board reasonably determines will cause) the Executive to be unable to perform the Executive’s duties with any member of the Company Group for 90 consecutive days or for 120 cumulative days during any 180-day period; (2) the Executive, the Executive’s spouse or a minor child of the Executive has been diagnosed with a disease or illness that a medical doctor reasonably acceptable to the Executive and the Company has certified is terminal; or (3) the Executive is receiving long term disability benefits under any policy, plan or program.
5.5.    “Good Reason” means the occurrence of any of the following events, without the express written consent of the Executive, unless such events are fully corrected in all material respects by the Company within 30 days following written notification by the Executive to the Company of the occurrence of one of the reasons set forth below: (i) a material diminution in the Executive’s Base Salary or Target Annual Bonus Opportunity; (ii) a material diminution in the Executive’s duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law); or (iii) a relocation of the Executive’s primary work location by more than 50 miles from its then current location. The Executive must provide the Company with a written notice detailing the specific circumstances alleged to constitute Good Reason in a Notice of Resignation pursuant to Section 5.7 hereof within 90 days after first becoming aware of the occurrence of such circumstances, and actually terminate employment within 30 days following the expiration of the Company’s 30-day cure period described above.
5.6.    “Person” means any individual, partnership, corporation, limited liability company, association, joint stock company, trust, joint venture, unincorporated organization, or the United States of America or any other nation, state or other political subdivision thereof, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government.
5.7.    “Voluntary Resignation” means the Executive’s voluntarily resignation of the Executive’s employment with the Company by delivery of the Notice of Resignation. The “Notice of Resignation” means a written notice of resignation addressed to the Board and sent to the Company in accordance with the provisions of Section 6.4 hereof. The Notice of Resignation shall set forth the date of resignation and state whether or not the Executive believes that the resignation is for Good Reason. In the event that the Executive believes that the resignation is for Good Reason, the Notice of Resignation shall also set forth in reasonable detail the basis of the Executive’s belief that the Executive is resigning for Good Reason, including the elements of the definition of Good Reason that the Executive believes are applicable.
Section 6.Miscellaneous.
6.1.    Indemnification; Liability Insurance. The Company shall indemnify the Executive to the fullest extent permitted by applicable law in the event that the Executive is a party to a pending action, suit or proceeding, by reason of the fact that the Executive is or was a director, officer, employee or agent of the Company or any of its affiliates. In addition, a directors’ and officers’ liability insurance policy (or policies) shall be kept in place, during the Employment Period and thereafter for the duration of any period in which a civil, equitable, criminal or administrative proceeding may be brought against the Executive, providing coverage to the Executive that is no less favorable to the Executive in any respect (including with respect to scope, exclusions, amounts, and deductibles) than the coverage then being provided with respect to periods after the Effective Date to any other present senior executive or director of the Company.

6.2.    Assignment; No Third-Party Beneficiaries. This Employment Agreement and the rights and duties hereunder are personal to the parties hereto and shall not be assigned, delegated, transferred, pledged or sold by either party hereto without the prior written consent of the Company. Notwithstanding the foregoing, the Company may assign this Employment Agreement to any successor to all or substantially all of the business and/or assets of the Company, provided that the Company shall require such successor to expressly assume and agree to perform this Employment Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Employment Agreement, “Company” shall mean the Company and any successor to its business and/or assets, which assumes this Employment Agreement by operation of law or otherwise assumes this Employment Agreement and agrees to perform the duties and obligations of the Company hereunder. Nothing in this Employment Agreement shall confer upon any Person not a party to this Employment Agreement, or the legal representatives of such Person, any rights or remedies of any nature or kind whatsoever under or by reason of this Employment Agreement, except that the personal representative of the deceased Executive may enforce the provisions hereof applicable in the event of the death of the Executive.
6.3.    Complete Agreement; Amendments and Waivers. When signed by the Executive, this Employment Agreement sets forth the terms of the Executive’s employment by the Company, certain severance benefits to the Executive and the restrictive covenants made by the Executive in consideration thereof and the other terms hereof, and supersedes any and all prior representations and agreements, whether written or oral regarding the subject matter hereof (unless otherwise explicitly provided in this Employment Agreement). This Employment Agreement can be amended only in a writing signed by the parties hereto; provided, that, the observance of any provision of the Employment Agreement may be waived in writing by the party that will lose the benefit as a result of the waiver. The waiver by any party hereto of a breach of any provision of this Employment Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach, except as otherwise explicitly provided for in such waiver. Except as otherwise expressly provided herein, no failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder, or otherwise available in respect hereof at law or in equity, shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.
6.4.    Notice. Unless otherwise provided herein, all notices, requests, demands, claims and other communications provided for under the terms of this Employment Agreement shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be sent by (i) personal delivery (including receipted courier service) or overnight delivery service, with confirmation of receipt, (ii) reputable commercial overnight delivery service courier, with confirmation of receipt or (iii) registered or certified mail, return receipt requested, postage prepaid and addressed to the intended recipient as set forth below:

If to the Company:

BakerCorp
3020 Old Ranch Parkway, Suite 220
Seal Beach, CA 90740
Attn: Legal Department

with a copy to:

Fried, Frank, Harris, Shriver & Jacobson LLP
One New York Plaza
New York, NY 10004
Attention: Jeffrey Ross, Esq.
Facsimile: 212-859-4000

If to the Executive:

Michael J. Henricks, to his principal residence as reflected in the records of the Company.

with a copy to:

Ori Solomon
Proskauer Rose LLP
11 Times Square
New York, NY 10036
All such notices, requests, consents and other communications shall be deemed to have been given when received. Either party may change its facsimile number or its address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties hereto notice in the manner then set forth.

6.5.    Severability. Whenever possible, each provision or portion of any provision of this Employment Agreement will be interpreted in such manner as to be effective and valid under applicable law but the invalidity or unenforceability of any provision or portion of any provision of this Employment Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Employment Agreement in that jurisdiction or the validity or enforceability of this Employment Agreement, including that provision or portion of any provision, in any other jurisdiction. In addition, should a court or arbitrator determine that any provision or portion of any provision of this Employment Agreement, including those contained in Section 4 hereof, is not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such provision should be interpreted and enforced to the maximum extent which such court or arbitrator deems reasonable or valid.

6.6.    Applicable Law; Jurisdiction; Venue. This Employment Agreement is governed by the internal laws of the state of Delaware, without giving effect to any choice of law rules that would require the application of the laws of any other jurisdiction. Each party irrevocably submits to the non-exclusive jurisdiction of any state or federal court within the state of Delaware with respect to any cause or claim arising under or relating to this Employment Agreement. Each party irrevocably consents to the service of process by registered mail or personal service. Nothing in this Section 6.6 however, affects any person’s right (1) to serve process in any other manner permitted by applicable law or (2) to enforce or collect any judgment, order or injunction in any court or jurisdiction.
6.7.    Binding Effect. This Employment Agreement shall inure to the benefit of, and be binding on, the successors and assigns of each of the parties, including, without limitation, the Executive’s heirs and the personal representatives of the Executive’s estate and any successor to all or substantially all of the business and/or assets of the Company.
6.8.    No Strict Construction; Convenience of Headings. The language used in this Employment Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of construction shall be applied to this Employment Agreement to the effect that it should be construed strictly against any party hereto. The headings contained in this Employment Agreement are for convenience of reference only and shall not affect the meaning or interpretation of this Employment Agreement.
6.9.    Section 409A of the Code. To the extent applicable, this Employment Agreement shall be interpreted, construed and operated in accordance with Section 409A of the Internal Revenue Code (the “Code”) and the Treasury Regulations and other guidance issued thereunder. If on the date of the Executive’s separation from service (as defined in Treasury Regulation Section 1.409A-1(h)) with the Company, the Executive is a specified employee (as defined in Section 409A of the Code and Treasury Regulation §1.409A-1(i)), no payment constituting the “deferral of compensation” within the meaning of Treasury Regulation Section 1.409A-1(b) and after application of the exemptions provided in Treasury Regulation Sections 1.409A-1(b)(4) and 1.409A-1(b)(9)(iii) shall be made to the Executive at any time during the six-month period following the Executive’s separation from service, and any such amounts deferred such six months shall instead be paid in a lump sum on the first payroll payment date following expiration of such six-month period. For purposes of conforming this Employment Agreement to Section 409A, the parties agree that any reference to termination of employment, severance from employment, resignation from employment or similar terms shall mean and be interpreted as a “separation from service” as defined in Treasury Regulation Section 1.409A-1(h). Each payment of severance under this Employment Agreement shall be considered a separate payment for purposes of Section 409A. Except as otherwise expressly provided herein, to the extent any expense reimbursement or the provision of any in-kind benefit under this Employment Agreement is determined to be subject to Section 409A, the amount of any such expenses eligible for reimbursement, or the provision of any in-kind benefit, in one calendar year shall not affect the expenses eligible for reimbursement in any other calendar year (except for any lifetime or other aggregate limitation applicable to medical expenses), in no event shall any expenses be reimbursed after the last day of the calendar year following the calendar year in which the Executive incurred such expenses, and in no event shall any right to reimbursement or the or the provision of any in-kind benefit be subject to liquidation or exchange for another benefit.
6.10.    Executive’s Acknowledgement. The Executive acknowledges (i) that the Executive has consulted with or has had the opportunity to consult with independent counsel of his own choice concerning this Employment Agreement and has been advised to do so by the Company, and (ii) that the Executive has read and understands this Employment Agreement, is fully aware of its legal effect, and has entered into it freely, based on the Executive’s own judgment.
6.11.    Counterparts. A facsimile copy of this Employment Agreement (or a counterpart thereof) shall be treated as an original. This Employment Agreement may be executed in counterparts, a complete set of which shall be treated as a single document.
[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the date first written above.

BAKERCORP

By:
Name:
Title:

_________________________________
Michael J. Henricks

EXHIBIT A
GENERAL RELEASE
This General Release (this “Release”) is made and entered into by and between Michael J. Henricks (“Executive”) and BakerCorp (the “Company”).
WHEREAS, Executive has terminated employment with the Company on _________;
WHEREAS, the Company and Executive are parties to an Employment Agreement dated October 16, 2017 (the “Employment Agreement”) (capitalized terms not otherwise defined in this Release shall have the meaning assigned to such term in the Employment Agreement);
NOW, THEREFORE, in consideration of the promises and agreements set forth below, Executive and the Company agree as follows:

1.
Consideration. As partial consideration for entering into this Release, Executive is to receive the Severance Benefits in accordance with and subject to the terms and conditions of the Employment Agreement. Executive also acknowledges that Executive’s entry into the Employment Agreement constitutes good and valuable and otherwise sufficient consideration for Executive’s execution and delivery to the Company of this Release. Executive is advised to consult with an attorney before signing this Release.

2.
Released Parties. The term “Released Parties,” as used in this Release, shall mean the Company Group and any of its past or present employees, administrators, agents, officials, officers, directors, shareholders, divisions, parents, subsidiaries, successors, affiliates, general partners, limited partners, consultants, employee benefit plans (and their sponsors, fiduciaries, or administrators), insurers, accountants and attorneys.

3.
General Release. In consideration for the benefits described in Paragraph 1, Executive, on behalf of himself and his agents, representatives, attorneys, assigns, heirs, executors, and administrators, fully releases each of the Released Parties from any and all liability, claims, demands, actions, causes of action, suits, grievances, debts, sums of money, agreements, promises, damages, back and front pay, costs, expenses, attorneys’ fees, and remedies of any type, regarding any act or failure to act that occurred up to and including the date on which Executive signs this Release, including, without limitation, any claims arising or that arose or may have arisen out of or in connection with Executive’s employment or separation of employment from the Company, and including but not limited to:

all claims, actions or liability under (1) Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Civil Rights Act of 1866 (42 U.S.C. §1981), the Age Discrimination in Employment Act (“ADEA”), the Americans with Disabilities Act, the Fair Labor Standards Act, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Family and Medical Leave Act; (2) any other federal, state, or local statute, ordinance, regulation or constitution regarding employment, compensation, unpaid wages, employee benefits, termination of employment, or discrimination in employment; and (3) the common law of any state relating to employment contracts, wrongful discharge, defamation, or any other matter.
Notwithstanding the foregoing, this Release shall not be deemed to be a waiver of any claim Executive may have to the extent (and only to the extent) such claim arises from (1) a breach by the Company of its obligations under the Employment Agreement to pay or provide (as applicable) the Accrued Amounts and the Severance Benefits; (2) any rights to indemnification by the Company or its affiliates under applicable law, by-laws, or as an insured under any director’s and officer’s liability insurance policy now or previously in force, in any event to the extent so provided, (3) with respect to Executive’s rights as a shareholder or holder of options of Parent, or (4) rights applicable to Executive under ERISA and the Consolidated Omnibus Budget Reconciliation Act under any “employee benefit plan” (as defined in ERISA) of the Company applicable to Executive.

4.
Waiver of Statutory or Common Law Limitations on Release. On behalf of himself and his heirs, executors, legal representatives, successors and assigns, the undersigned Executive specifically waives the benefits of any statutory or common law of any state, which in effect provides that a general release does not extend to claims which the creditor does not know or suspect to exist in his favor. It is expressly understood and agreed that the releases contained herein are intended to cover and do cover all known facts and/or claims, as well as any further facts and/or claims within the scope of such released claims not known or anticipated, but which may later develop or be discovered, including all the effects and consequences thereof. On behalf of himself and his heirs, executors, legal representatives, successors and assigns, the undersigned Executive acknowledges that he may hereafter discover facts in addition to, or different from, those which he now believes to be true with respect to the subject matter of the Claims released herein, but agrees that the undersigned has taken that possibility into account prior to executing this Release and entering into the Employment Agreement, and that the releases given herein

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shall be and remain in effect notwithstanding the discovery or existence of any such additional or different facts, as to which the undersigned Executive expressly assumes the risk.

5.
Non-Admission. This Release does not constitute an admission by any of the Released Parties that any action that any of them took with respect to Executive was wrongful, unlawful or in violation of any local, state, or federal act, statute, or constitution, or susceptible of inflicting any damages or injury on Executive and the Company specifically denies any such wrongdoing or violation.

6.
Release Inadmissible as Evidence. This Release, its execution, and its implementation may not be used as evidence, and shall not be admissible, in a subsequent proceeding of any kind, except one which either party institutes alleging a breach of this Release.

7.
Confidentiality. Except as may be specifically required by law, Executive agrees that he will not (without the prior written consent of the Company) disclose, publish, indicate, or in any manner communicate, the terms and provisions of this Release to any other person or entity except: (a) as may be required by law; (b) to his accountant and/or financial advisor to the extent necessary to prepare his tax returns; (c) to his attorney; and (d) to his immediate family members. Executive further agrees that prior to any such authorized disclosure, Executive will inform each such person to whom disclosure is to be made that the terms of this Release are confidential.

8.
Waiver of Monetary Damages. Nothing in this Release shall be construed to prohibit Executive from filing a charge with, providing information to, or participating in any investigation or proceeding conducted by the EEOC or a comparable state or local government agency, though Executive acknowledges and agrees that Executive has waived the right to recover monetary damages in any charge, complaint, or lawsuit filed by Executive or by anyone else on Executive’s behalf or otherwise. Further, nothing in this Release shall preclude Executive from responding truthfully to a valid subpoena or a request by a governmental agency in connection with any investigation it is conducting.

9.
Waiver Applicable to California Residents. WITH RESPECT TO THE RELEASES CONTAINED HEREIN, IF THE UNDERSIGNED IS A RESIDENT OF CALIFORNIA, THE UNDERSIGNED ACKNOWLEDGES THAT HE IS FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:

“A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO

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EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
THE UNDERSIGNED HEREBY EXPRESSLY WAIVES ANY RIGHTS THAT HE MAY HAVE UNDER SECTION 1542, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.

10.
Entire Agreement. This Release contains the entire agreement and understanding between the Executive and the Company concerning the matters described herein. It supersedes all prior agreements, discussions, negotiations, understandings and proposals of the parties with respect to such matters. The terms of this Release cannot be changed except in a subsequent document signed by both parties.

11.
Breach of Agreement. Executive agrees that in the event the Company is required to commence an action in law or equity to enforce its rights under any provision of this Release and prevails, Executive shall be liable for the reasonable attorneys’ fees, costs and related expenses incurred by the Company in connection with such action (other than with respect to any claim under the ADEA).

12.	Severability. The provisions of this Release shall be severable and the invalidity of any provision shall not affect the validity of the other provisions.

13.
ADEA Waiver. Executive acknowledges that he has been advised in writing to consult with an attorney prior to executing this Release, which contains releases and waivers. Executive understands that he may take a period of 21 days (or 45 days if this Release is being provided to Executive in connection with an exit incentive or other employment termination program offered to a group or class of employees) within which to consider this Release. Executive understands that he may revoke this Release during the seven days following the execution of this Release and that this Release will not become effective until that seven-day revocation period has expired. In order to revoke this Release, Executive must sign and send a written notice to the Company addressed to the Chief Executive Officer, which shall be effective only if the Company receives it no later than seven days after Executive signs this Release. If Executive revokes this Release, he will not be entitled to any of the money, benefits or other consideration provided to his as a result of this Release (including, without limitation, the Severance Benefits).

14.
Knowing and Voluntary Waiver. Executive acknowledges that: (a) he has carefully read this Release and fully understands its meaning and effect; (b) he had a full and adequate opportunity and reasonable time period to review this Release with an attorney of his choosing before he signed it; (c) he was not coerced into signing this

4

Release; (d) he agrees to all the terms of this Release and is entering into this Release knowingly, voluntarily, and with full knowledge of its significance; and (e) the only consideration for his signing the Release are the terms stated herein, and no other promises or representations of any kind have been made by any person or entity to cause him to sign this Release.

15.
Governing Law. This Release shall be governed by the internal laws of the State of Delaware, without regard to its conflict of laws principles. Each party to this Release irrevocably submits to the non-exclusive jurisdiction of any state or federal court within the state of Delaware with respect to any cause or claim arising under or relating to this Release. Each party to this Release irrevocably consents to the service of process by registered mail or personal service.

16.	Miscellaneous. A facsimile copy of this Release (or a counterpart thereof) shall be treated as an original.

17.	Counterparts. This Release may be executed in counterparts and will be as fully binding as if signed in one entire agreement.

BAKERCORP

By:

Dated:	Dated:

5

BAKERCORP INTERNATIONAL HOLDINGS, INC. 2011 EQUITY INCENTIVE PLAN

SENIOR MANAGEMENT NON-QUALIFIED STOCK OPTION AGREEMENT
The terms and conditions of the BakerCorp International Holdings, Inc. 2011 Equity Incentive Plan (the “Plan”) are hereby incorporated by reference. Capitalized terms in this Non-Qualified Stock Option Agreement (the “Agreement”) that are not defined herein shall have the meanings stated in the Plan. In the case of any conflict between the provisions hereof and those of the Plan, the provisions of the Plan shall be controlling.
In accordance with the Plan, the Committee adopted a resolution granting you (the “Optionee”) an Option under the Plan to purchase the number of Shares, specified below, for the Exercise Price (as such term is defined below) specified below and on the terms and subject to the conditions set forth in this Agreement and in the Plan.
This Agreement describes your rights with respect to the Option granted to you hereby and constitutes a legal agreement between you and BakerCorp International Holdings, Inc. (the “Company”).
Name of Optionee: [●]
Address of Optionee:    [●]

Date of Grant: [●]
Number of Shares Subject to Option: [●]
Option Exercise Price:1 $[ ]
Type of Option: Non-Qualified Stock Option

_________________
1    Subject to adjustment as set forth in Section 4(b) of the Plan.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the Date of Grant specified above.

By:

BAKERCORP INTERNATIONAL HOLDINGS, INC.

By:
[Optionee]		Name:
Title:

2

CONSENT OF SPOUSE
The undersigned spouse of the Optionee has read and hereby approves the terms and conditions of the Plan and this Agreement. In consideration of the Company’s granting his or her spouse the right to purchase Shares as set forth in the Plan and this Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned’s spouse as attorney‑in‑fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Agreement.

Spouse of [the Optionee]

3

1.    Vesting and Term.
(a)    Vesting. Unless the Option is previously terminated pursuant to the Plan or this Agreement and subject to the terms of any other agreement between the Optionee and the Company, so long as Optionee remains in Employment, the Option shall become fully vested and immediately exercisable on the consummation of a Liquidity Event. A “Liquidity Event” shall be the first to occur of (i) a Change in Control or (ii) an initial public offering of the Shares.
(b)    Term. In no event shall any Shares be purchasable under this Agreement after the tenth (10th) anniversary of the Date of Grant. Subject to the foregoing, the Option, to the extent vested, shall cease to be exercisable immediately and all rights of the Optionee hereunder shall thereupon terminate as follows:
(i)    Immediately upon a Termination (A) by any member of the Company Group for Cause or by the Optionee without Good Reason or (B) if the Optionee materially violates Section 2 of this Agreement at any time;
(ii)    On the first (1st) anniversary of the date of any Termination due to the Optionee’s death, Disability or Retirement; or
(iii)    On the ninetieth (90th) day after the date of any Termination by any member of the Company Group without Cause or by the Optionee with Good Reason ((ii) and (iii), the “Post-Termination Exercise Period”).
If the Optionee does not exercise any portion of the Option within the Post-Termination Exercise Period, such portion shall terminate and shall be of no further force and effect following the close of business on the last day of the Post-Termination Exercise Period. Upon any Termination, any unvested portion of the Option shall terminate immediately.

For purposes of this Agreement, the terms “Cause” and “Disability” shall have the meaning specified in the Plan. The terms “Good Reason” and “Retirement” shall have the meanings set forth in the Employment Agreement between the Optionee and BakerCorp as of [●].

(c)    Dividend Equivalent Rights. In the event that the Company pays any dividend on the Shares to the stockholders of the Company generally, then the Optionee shall be entitled to receive a dividend equivalent payment in respect of the Shares purchasable under this Agreement in an amount equal to the product of (i) the number of Shares then subject to the Option hereunder multiplied by (ii) the per share amount of the dividend so paid. Such dividend equivalent payment shall be paid to the Optionee in cash at the same time as the dividend on the Shares is paid to stockholders of the Company generally; provided, however, that any portion of the dividend equivalent payment attributable to any then-unvested portion of the Option shall be withheld and either (x) paid to the Optionee promptly (but in no event later than 10 days) following the vesting of such portion of the Option, or (y) forfeited by the Optionee upon the forfeiture and cancellation of such unvested portion of the Option, as applicable. The Optionee’s right to receive the dividend equivalent payments contemplated hereunder shall cease upon the earliest to occur of (i) the expiration or forfeiture of the Option, (ii) the date on which the Shares subject to the Option are

4

delivered to the Optionee following exercise of the Option, and (iii) two and one half (2½) months after the end of the calendar year in which the Optionee’s “separation from service” (within the meaning of Code Section 409A) occurs.
2.    Restrictive Covenants.
(a)    Non-Competition. Optionee shall not until the date on which this Option has been fully exercised or the date on which it otherwise expires for any reason, directly or indirectly, as an officer, director, employee, partner, stockholder, member, proprietor, consultant, joint venturer, investor or in any other capacity, engage in, or own, manage, operate or control, or participate in the ownership, management, operation or control of, any business or entity which engages anywhere in the Territory (as defined below) in any business or activity which is in competition with any aspect of the Business (as defined below); provided, however, that nothing herein shall prohibit the Optionee from (a) being a purely passive owner of, in the aggregate, not more than five percent (5%) of any class of securities of a publicly traded entity in any of the foregoing lines of business or (b) having non-controlling ownership of interests in any investment fund that may directly or indirectly invest in entities in any of the foregoing lines of business, so long as, in the case of each of the preceding clauses (a) and (b), the Optionee does not participate in any way in the management, operation or control of such entity. In addition, the provisions of this Section 2(a) shall not be violated by the Optionee commencing employment with a subsidiary, division or unit of any entity that engages in a business in competition with the Business so long as the Optionee and such subsidiary, division or unit does not have any involvement in a business in competition with the Business; provided, that, that the Optionee has notified the Company in advance of commencing such employment and has notified his or her new employer of the restrictions of this paragraph.
(b)    Confidential Information. Optionee must, until the date on which this Option has been fully exercised or the date on which it otherwise expires for any reason, maintain all Confidential Information (as defined below) in confidence and must not disclose any Confidential Information to anyone outside of the Company Group; and Optionee must not at any time use any Confidential Information for the benefit of Optionee or any third party. Nothing in this Agreement, however, prohibits Optionee from: (1) disclosing any information (or taking any other action) in furtherance of Optionee’s duties to the Company Group while employed by any member of the Company Group; or (2) disclosing Confidential Information to the extent required by law (after giving prompt notice to the Company in order that the Company Group may attempt to obtain a protective order or other assurance that confidential treatment will be accorded such information). Upon the Company’s request at any time, Optionee must immediately deliver to the Company all tangible items in Optionee’s possession or control that are or that contain Confidential Information, without keeping any copies.
(c)    Non-Solicitation, No-Hire and Non-Disparagement. At all times prior to the date on which this Option has been fully exercised or the date on which it otherwise expires for any reason, the Optionee covenants and agrees that Optionee shall not, directly or indirectly, as an officer, director, employee, partner, stockholder, member, proprietor, consultant, joint venturer, investor or in any other capacity, (i) solicit any Persons who are, or within the one-

5

year period immediately preceding the date of exercise were, customers of the Company Group, to purchase other than from the Company any goods or services sold by the Company Group relating to the Business or (ii) take any action to discourage any Persons who are, or within the one-year period immediately preceding the date of exercise were, suppliers of the Company Group, from doing business with the Company Group. In addition, Optionee covenants and agrees that Optionee shall not, directly or indirectly, as an officer, director, employee, partner, stockholder, member, proprietor, consultant, joint venturer, investor or in any other capacity, hire or solicit to perform services (as an employee, consultant or otherwise) or take any actions which are intended to persuade any termination of association with any member of the Company Group (as applicable) any Persons who are, or within the six (6) month period immediately preceding the solicitation were, employed by the Company Group at the level of a manager, director (e.g., sales and marketing, business development), vice-president, president or any level more senior than any such level, provided, however, that (A) solicitation or hiring by Optionee or Optionee’s Affiliates of an immediate family member of such Optionee shall not constitute a violation of this Section 2(c) and (B) general solicitations of employment published in a journal, newspaper or other publication of general circulation or listed on any internet job site and not specifically directed towards such employees shall not be deemed to constitute solicitation for purposes of this Section 2(c) and the hiring of any person as a result of such permitted solicitations shall not constitute a breach of this Section 2(c). The Optionee shall not at any time prior to the date on which this Option has been fully exercised or the date on which it otherwise expires for any reason, make (or cause to be made) to any Person any knowingly disparaging, derogatory or other negative statement about the Company Group. The foregoing shall not be violated by (i) truthful statements in response to legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings), or (ii) statements that the Optionee in good faith believes are necessary or appropriate to make in connection with his or her good faith performance of their duties to the Company Group.
(d)    Reasonableness of Restrictions. Optionee specifically acknowledges and agrees that the time, geographic and activity restrictions (as applicable) set forth in this Section 2 are reasonable and properly required for the protection of the Company Group.
For purposes of this Agreement:
“Business” means the business (i) of leasing temporary containment equipment, pumps, filtration equipment and related accessories, (ii) of selling pumps and related accessories, and (iii) as conducted or contemplated to be conducted (in the case of contemplated conduct, as evidenced by tangible business activities that have been undertaken by the Company or any of its Subsidiaries or actions, activities or plans approved by the Board) by the Company or any of its Subsidiaries on the date of Termination.
“Company Group” means individually and collectively the Company and each of its direct and indirect subsidiaries.
“Confidential Information” means proprietary and confidential information regarding the Company Group that is not generally available to the public, including (to the extent that it is not so generally available): (1) information regarding the Company Group’s business, operations,

6

financial condition, customers, vendors, sales representatives and other employees; (2) projections, budgets and business plans regarding the Company Group; (3) information regarding the Company Group’s planned or pending acquisitions, divestitures or other business combinations; (4) the Company Group’s trade secrets and proprietary information; and (5) the Company Group’s technical information, discoveries, inventions, improvements, techniques, processes, business methods, equipment, algorithms, software programs, software source documents and formulae. For purposes of the preceding sentence, information is not treated as being generally available to the public if it is made public by the Executive in violation of this Agreement.
“Territory” means anywhere in North America.
3.    No Right to Employment. Nothing contained herein shall be construed to confer on the Optionee any right to be retained in the Employment of the Company Group or to diminish any right of the Company Group to dismiss the Optionee from Employment, free from any liability, or any claim under this Agreement or the Plan, unless otherwise expressly provided in the Plan or in this Agreement.
4.    Limits on Assignment and Transferability. No Option and no right under any such Option shall be assignable, alienable, saleable or transferable by the Optionee otherwise than by will or by the laws of descent and distribution, and such Option, and each right under any such Option, shall be exercisable during the Optionee’s lifetime only by the Optionee or, if permissible under applicable law, by the Optionee’s guardian or legal representative. However, nonqualified stock options may, with the prior written consent of the Committee, be transferable, without consideration, to immediate family members (i.e., children, grandchildren or spouse) to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only parties. In addition, the Optionee may, in the manner established by the Committee, designate a beneficiary to exercise the rights of the Optionee upon the death of the Optionee; provided that any such beneficiary may exercise the Option only for a period of ninety (90) days following the Optionee’s death and only to the extent that it was vested and exercisable as of the day preceding the Optionee’s death. No Option, and no right under any such Option, may be pledged, alienated, attached or otherwise encumbered, and any purported pledge, alienation, attachment or encumbrance thereof shall be void and unenforceable.
5.    Time and Method of Exercise.
(a)    Notice of Exercise. The Option shall be exercised when written notice of such exercise in substantially the form attached hereto as Exhibit A or such other form as the Committee may require from time to time (the “Exercise Notice”), signed by the person entitled to exercise the Option, has been delivered to the Company in accordance with the provisions of Section 8 hereof. The Exercise Notice shall state that the Optionee is electing to exercise the Option, shall specify the number of Shares purchasable under the Option which such person then wishes to purchase (the “Purchased Shares”) and shall be accompanied by the items described in Section 5(b). Delivery of the Exercise Notice shall constitute an irrevocable election to purchase the Shares specified in the Exercise Notice and the date on which the Company receives said notice and documentation shall, subject to the provisions of Section 7, be the date as of which the Shares so purchased shall be deemed to have been issued.

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(b)    Deliveries. The Exercise Notice shall be accompanied by (A) payment in full of the Exercise Price in cash or by check or wire transfer and (B) if the Optionee is not then a party to the Stockholders’ Agreement, a fully executed Stockholders’ Agreement (a copy of which, in the form to be executed by the Optionee, will be supplied to the Optionee) and an undated stock power.
(c)    Issuance of Shares. Upon receipt of the Exercise Notice and subject to Section 5(b) and Section 11 hereof, the Company shall take such action as may be necessary under applicable law to effect the issuance to the Optionee of the Purchased Shares. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Option and the number of Shares that may be purchased upon exercise shall be rounded to the nearest whole number.
(d)    Exercise by Optionee During Optionee’s Lifetime. During the Optionee’s lifetime, the Option shall be exercisable only by the Optionee. In the event of the Optionee’s death, to the extent that the vested portion of the Option remains as provided in Section 1, it shall be exercisable by the Optionee’s executor or administrator, or the person or persons to whom the Optionee’s rights under this Agreement shall pass by will or by the laws of descent and distribution as the case may be, to the extent set forth in Section 1 (and the term “Optionee” shall be deemed to include such person or persons). Any such executor or administrator, or other the person or persons shall have all of the rights and the obligations of the Optionee herein.
(e)    Rights as a Stockholder. The Optionee shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Option Shares until: (a) the Option shall have been exercised in accordance with the terms of this Agreement and the Optionee shall have paid the full purchase price for the number of Shares in respect of which the Option was exercised and any withholding taxes due, (b) the Optionee shall have delivered the fully executed Stockholders’ Agreement and stock power to the Company, (c) the Company shall have issued the Shares to the Optionee, and (d) the Optionee’s name shall have been entered as a shareholder of record on the books of the Company. Upon the occurrence of all of the foregoing events, the Optionee shall have full ownership rights with respect to such shares, subject to the provisions of the Stockholders’ Agreement.
6.    Tax Withholding. Whenever Shares are to be issued upon exercise of the Option, the Company shall have the right to require the Optionee to remit to the Company cash sufficient to satisfy all federal, state and local withholding tax obligations (the “Withholding Tax Obligations”) prior to issuance of the Shares and the delivery of any certificate or certificates for such Shares. In the discretion of the Committee, the Optionee may satisfy such Withholding Tax Obligations by surrendering to the Company at the time of exercise Shares (including Purchased Shares) having a Fair Market Value on the date of exercise equal to the Withholding Tax Obligations, provided, that, the Company is not then prohibited from purchasing or acquiring such Shares pursuant to any loan or debt agreement to which any member of the Company Group is a party or pursuant to applicable law.
7.    Securities Act Compliance. The Committee may require as a condition to the right to exercise the Option hereunder that the Company receive from the person exercising the Option representations, warranties and agreements, at the time of any such exercise, to the effect

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that the Shares are being purchased without any present intention to sell or otherwise distribute such Shares in violation of applicable federal securities laws and that the Shares will not be disposed of in transactions which, in the opinion of counsel to the Company, would violate the registration provisions of the Securities Act of 1933, as then amended, and the rules and regulations thereunder (the “Securities Act”). The certificate issued to evidence such Shares shall bear appropriate legends summarizing such restrictions on the disposition thereof.
8.    Notices. Any notice to be given to the Company pursuant to the provisions of the Plan or this Agreement shall be given by personal delivery, by telecopier or similar facsimile means, by registered or certified first-class U.S. mail, return receipt requested and postage prepaid, or by express courier or recognized overnight delivery service, charges prepaid. If directed to the Company, any such notice shall be addressed to the Company’s principal executive office, to the Company’s Secretary, or to such other address, person or telecopier number as the Company may designate from time to time. If directed to the Optionee, any such notice or communication shall be addressed to him or her at the address given beneath his or her signature on this Agreement, or at such other most recent address of the Optionee on file with the Company. Any such notice shall be deemed given: (a) when delivered personally to the recipient; (b) when received, if sent by telecopy or similar facsimile means (confirmation of such receipt by confirmed facsimile transmission being deemed receipt of communications sent by telecopy or other facsimile means); (c) on the date five days after the date mailed, if sent by registered or certified first-class U.S. mail, return receipt requested and postage prepaid; and (d) when delivered (or upon the date of attempted delivery where delivery is refused), if sent by express courier or recognized overnight delivery service, charges prepaid. Whenever the giving of notice is required pursuant to the provisions of the Plan or this Agreement, the giving of such notice may be waived by the party entitled to receive such notice.
9.    Entire Agreement. From and after the Effective Date, this Agreement constitutes the entire agreement and understanding between the Company and the Optionee with respect to the subject matter herein and supersedes all prior written and oral agreements, discussions and representations.
10.    Resolution of Disputes. Any dispute or disagreement which may arise under, or as a result of, or which may in any way relate to, the interpretation, construction or application of this Agreement shall be determined by the Committee, in good faith, whose determination shall be final, binding and conclusive for all purposes.
11.    Stop Transfer Orders, Etc. All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Option or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other restrictions of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Board may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

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12.    Accredited Investor. The Optionee has completed Schedule I attached hereto indicating whether the Optionee is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933.
13.    No Representations or Warranties. The Company makes no representations or warranties as to the income, estate or other tax consequences to the Optionee of the grant or exercise of the Option or the sale or other disposition of the Shares acquired pursuant to the exercise thereof.
14.    Governing Law; Successors and Assigns. This Agreement shall he construed and enforced in accordance with the laws of the State of Delaware and applicable federal law. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted assigns.
15.    Option Subject to Plan. By entering into this Agreement, the Optionee agrees and acknowledges that the Optionee has received and read a copy of the Plan. The Option is subject to the Plan. The terms and provisions of the Plan, as it may be amended from time to time, are hereby incorporated herein by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
16.    Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument
17.    Stockholders’ Agreement. This Option and any Shares issuable upon exercise of this Option shall be subject to and conditioned upon the Optionee executing, delivering and becoming a party to a Stockholders’ Agreement in the form attached hereto as Exhibit B.

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SCHEDULE I
ACCREDITED INVESTOR QUESTIONNAIRE
Please check any and all boxes that apply. You must check at least one box:

☐	(i) Your individual net worth, or joint net worth with your spouse, as of the date indicated below, exceeds $1,000,000;
For purposes of this paragraph (i), “net worth” means your assets (excluding the value of your primary residence) minus your liabilities (excluding any debt secured by your primary residence), provided that:

1)	if the amount of the debt secured by your primary residence is greater than the estimated fair market value of your primary residence, you must include such excess amount as a liability;

2)
if you borrowed any amount secured by your primary residence within the 60 day period prior to the date indicated below, you must include such amount as a liability, unless such borrowing results from the acquisition of your primary residence.

☐
(ii) You had individual income[2] in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of those years, and you have a reasonable expectation of reaching the same income level in the current year; or

☐	(iii) None of the statements above apply.

Name: _________________
State of Residence: ______
Date: _________________
_________________
2 The term “individual income” means adjusted gross income as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse), and the term “joint income” means adjusted gross income as reported for federal income tax purposes, including any income attributable to a spouse or to a property owned by a spouse, increased by the following amounts (including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax exempt under section 103 of the Internal Revenue Code; (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040); and (iii) any deduction claimed for depletion under section 611 et seq. of the Internal Revenue Code.

EXHIBIT A

BAKERCORP INTERNATIONAL HOLDINGS, INC.
NOTICE OF OPTION EXERCISE

Subject to the terms and conditions hereof, the undersigned (the “Purchaser”) hereby elects to exercise his or her option to purchase __________ shares of common stock (the “Shares”) of BakerCorp International Holdings, Inc. (the “Company”) under the BakerCorp International Holdings, Inc. Equity Incentive Plan (the “Plan”) and the Nonqualified Stock Option Agreement dated as of ________________, 20__ (the “Option Agreement”). The purchase price for the Shares shall be $______ per Share for a total purchase price of $__________ (subject to applicable withholding taxes). The Purchaser tenders herewith payment of the full Exercise Price in the form of cash, by check or by wire transfer or, if the Purchaser is permitted pursuant to the Option Agreement, (i) by delivery to the Company of certificate no(s). _____________, representing _______ Shares, having a Fair Market Value of $___________, together with a duly executed stock power or (ii) by reducing the number of Shares to be issued to him hereby by that number of Shares having an aggregate Fair Market Value on the date hereof equal to the aggregate purchase price of the Shares.

In connection with the purchase of Shares, Purchaser represents and covenants the following:

1.Knowledge and Representation. The Purchaser is aware of the Company’s business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to purchase the Shares. The Purchaser is relying on his or her own business judgment and knowledge and the advice of his or her own counsel, tax advisors and other advisors, regarding the risks of an investment in the Company, in making the decision to purchase the Shares. The Purchaser, either alone or with his or her advisors, has sufficient knowledge and experience in business and financial matters to evaluate the merits and risks of the purchase of the Shares and has the capacity to protect his or her own interests in connection with such purchase. In furtherance of the foregoing, the Purchaser represents and warrants that (i) no representation or warranty, express or implied, whether written or oral, as to the financial condition, results of operations, prospects, properties or business of the Company Group or as to the desirability or value of an investment in the Company has been made to the Purchaser by or on behalf of the Company Group, and (ii) the Purchaser will continue to bear sole responsibility for making his or her own independent evaluation and monitoring of the risks of his or her investment in the Company. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended, and the rules and regulations in effect thereunder (the “Securities Act”).

2.Investment Intent. The Purchaser is purchasing the Shares for investment for his or her own account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act, or under any applicable provision of state securities laws. The Purchaser does not have any present intention to transfer the Shares to any person or entity.

3.Securities Laws; Transfer Restrictions. The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of the Purchaser’s investment intent as expressed herein. The Purchaser acknowledges and understands that the Shares must be held indefinitely unless (i) they are subsequently registered under the Securities Act or any applicable provision of state securities laws or (ii) an exemption from such registration is available. The Purchaser further acknowledges and understands that the Company is under no obligation to register the Shares. In addition, the Purchaser acknowledges and understands that there are substantial restrictions on the transferability of the Shares under the Stockholders’ Agreement, dated as of June 1, 2011 (the “Stockholders’ Agreement”). The Purchaser understands that the certificate or certificates evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares except in compliance with the Securities Act or applicable state securities laws and except in accordance with the provisions of the Stockholders’ Agreement, and that the Company will retain physical possession of the Shares as provided in the Stockholders’ Agreement.

4.Tax. The Purchaser understands that he or she may suffer adverse tax consequences as a result of his or her purchase or disposition of the Shares. The Purchaser represents that he or she has consulted any tax consultants he or she deems advisable in connection with the purchase or disposition of the Shares and that he or she is not relying on the Company for any tax advice. Purchaser understands that, prior to the issuance of any Shares, Purchaser will have to make satisfactory arrangements with the Company to satisfy any withholding requirements applicable to the exercise of the option.

5.Speculative Investment. The Purchaser understands that an investment in the Shares is a speculative investment which involves a high degree of risk of loss of the Purchaser’s investment therein. The Purchaser is able to bear the economic risk of such investment for an indefinite period of time, including the risk of a complete loss of the Purchaser’s investment in such securities.

6.Underwriter Lock-Up. The Purchaser agrees (i) to the extent requested in writing by a managing underwriter, if any, of any underwritten public offering pursuant to a registration or offering of equity securities of the Company not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, the Shares, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed one hundred eighty (180) days or such shorter period as the Company or any executive officer or director of the Company shall agree to and (ii) to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account, not to sell the Shares or any other equity securities of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed one hundred eighty (180) days or such shorter period as the Company or any executive officer or director of the Company shall agree to.

Please issue a certificate or certificates for such Shares in the name of:

Name:________________________________________________________________________
Address:______________________________________________________________________
Social Security or Tax I.D. Number ________________________________________________
Signature ____________________

Dated___________________, 20__________

EXHIBIT B
STOCKHOLDERS’ AGREEMENT

B-1